EXHIBIT 4-A-1

EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR BANK, S.A./N. V. (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM,” AND, TOGETHER WITH EUROCLEAR, THE “DEPOSITORY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR THE DEPOSITORY (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK MELLON, LONDON BRANCH, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

FORD MOTOR CREDIT COMPANY LLC
FLOATING RATE
EURO MEDIUM-TERM NOTES
DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

No. R-1

FORD MOTOR CREDIT COMPANY LLC, a limited liability company, duly formed and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, hereby promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear and Clearstream, or registered assigns, the principal sum outstanding hereunder up to an aggregate of €5,250,000,000 Euros (or its equivalent in other currencies) less the principal amount outstanding under the Ford Motor Credit Company LLC Euro Fixed Rate Note Due Nine Months or More from the Date of Issue dated as of even date herewith and the Ford Motor Credit Company LLC Medium-Term Notes Due Nine Months or More from the Date of Issue - Series B and to pay interest on the principal amount outstanding hereunder at the rate per annum in accordance with the terms of the Pricing Supplements attached hereto commencing on the date specified in the attached Pricing Supplements (each such date an “Interest Payment Date”) at the rate specified in the attached Pricing Supplements, until the principal hereof is paid or made available for payment. If the Interest

Payment Date is not a Business Day, the Interest Payment Date will be postponed to the next Business Day; provided that when the Pricing Supplement specifies that the interest rate for this global Security is based on EURIBOR or LIBOR, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day next preceding such Interest Payment Date (whether or not a Business Day) unless otherwise specified in a Pricing Supplement. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this global Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities evidenced by this global Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Pricing Supplement may also contain such other additional terms as are not otherwise inconsistent with the terms of this Security or the Indenture. As used herein, unless otherwise defined in the Pricing Supplement, the term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in London or The City of New York.

Payment of the principal of and any interest on this global Security will be made by The Bank of New York Mellon, London Branch, as Paying Agent, and will be made in the currency specified in the attached Pricing Supplements (the “Applicable Currency”), and all payments of principal of, the redemption price (if any), and interest and additional amounts (if any), on this global Security, will be payable in the Applicable Currency, provided, that if the Applicable Currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Applicable Currency is no longer being used or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this global Security will be made in U.S. dollars until the Applicable Currency is again available to the Company or so used. The amount payable on any date in the Applicable Currency will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/ Applicable Currency exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for the Applicable Currency. Any payment in respect of this global Security so made in U.S. dollars will not constitute an event of default under this global Security or the Indenture. Neither the Trustee nor The Bank of New York Mellon, London Branch shall have any responsibility for any calculation or conversion in connection with the foregoing.
This global Security is a global security evidencing a portion of a duly authorized issuance of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 16, 2015 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This global Security represents a portion of the series designated as the Company’s Euro Medium-Term Notes Due Nine Months or More from the Date of Issue (herein called the “Notes”).
Notices with respect to this global Security will be published in a newspaper in The City of New York. It is expected that publication will be made in The Wall Street Journal. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

This global Security is subject to redemption, as set forth hereunder and in the Pricing Supplements.
This global Security is only subject to redemption in accordance with the attached Pricing Supplements, upon not less than 30 nor more than 60 days’ prior notice given in the manner provided in the Indenture, at a redemption price specified in such Pricing Supplement, together with any accrued and unpaid interest to such redemption date.
All payments of principal and interest in respect of this Security will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.
If an Event of Default with respect to the Notes shall occur and be continuing, the principal of such Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of a particular series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this global Security shall be conclusive and binding upon such Holder and upon all future Holders of this global Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this global Security.
No reference herein to the Indenture and no provision of this global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this global Security at the times, place and rate, and in the coin or currency, herein prescribed.
If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Securities evidenced hereby and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice, the Company shall execute, and the Trustee shall authenticate and deliver, Securities in definitive registered form without coupons, in denominations of €100,000 (or its equivalent in other currencies) or any amount in excess thereof which is an integral multiple of €1,000 (or its equivalent in other currencies), unless otherwise specified in a Pricing Supplement, (such denominations referred to herein as “authorized denominations”), of like tenor and in an aggregate principal amount equal to the principal amount of this global Security in exchange for this global Security. In addition, the Company may at any time determine that the Securities evidenced hereby shall no longer be represented by a global security. Notes (including Notes denominated in pounds sterling) in respect of which the issue proceeds are to be accepted in the United Kingdom or which issue otherwise constitutes a contravention of Section 19 of the Financial Services and Markets Act 2000 and which have a maturity of less than one year shall have a minimum denomination and redemption value of £100,000 (or if the Notes are denominated in a currency other than pounds sterling, as specified in the Pricing Supplement, at least the equivalent thereof in such currency using the spot rate as of the date of issue). In such event, the Company shall execute and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, shall authenticate and deliver Securities in definitive registered form without coupons, in authorized denominations, and of like tenor and in an aggregate principal amount equal to the principal amount of this global Security in exchange for this global Security. Upon the exchange of this global Security for such Securities in definitive registered form without coupons, in authorized denominations, this global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for this global Security shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of a Security may be registered on the Security Register upon surrender of such Security for registration of transfer at the corporate trust office of the Trustee or at such other office in The City of New York or another city as the Company may designate where the principal of and interest on such Security are payable, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations, and of like tenor and in the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be charged for any registration of transfer or exchange of a Security, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange; provided, however, that for so long as any Securities are evidenced by this global Security, this global Security may be transferred in whole but not in part, only to another nominee of the Depository or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.
Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner hereof for all purposes, whether or not such Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
All terms used in this global Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them therein.
Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Ford Motor Credit Company LLC has caused this instrument to be signed by its Chairman of the Board, or its President, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated: February 17, 2017	FORD MOTOR CREDIT COMPANY LLC

By: Chairman of the Board

[COMPANY SEAL]
By: Chief Financial Officer and Treasurer

Attest:

By: ________________________
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the global Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
As Trustee,

By: _________________________
Authorized Officer

Dated: February 17, 2017

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
______________________________________________________________________

______________________________________________________________________
(Print or Type Name and Address including Zip Code of Assignee)

the within global Security, and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________attorney to transfer said global Security on the books of the Company, with full power of substitution in the premises.

Dated__________________

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

NOTE: Medallion Guarantee Stamp - We cannot complete the transfer if this stamp is not affixed to this assignment. This stamp can be obtained from a financial institution that is a member of the Securities Transfer Association Medallion Program, New York Exchange Medallion Program or Global Note Exchange Medallion Program.